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                       TYSON FOODS, INC.
                  EMPLOYEE STOCK PURCHASE PLAN


                      PURPOSE OF THE PLAN

     The purpose of the Tyson Foods, Inc. Employee Stock Purchase Plan (the "Plan") is to provide the employees of Tyson Foods, Inc. ("Tyson") and its Participating Affiliates a convenient way to acquire shares of Tyson's Class A Common Stock through periodic investment and thus maintain and stimulate employee interest in the growth and profitability of Tyson by means of an opportunity to share in a proprietary interest in Tyson.

                                 ARTICLE I
                                Definitions

     1.1 Affiliate. "Affiliate" shall include all wholly owned subsidiaries of Tyson and any other entity which may be designated from time to time as such by the Board of Directors of Tyson.
     1.2 Base Earnings. "Base Earnings" means the amount of regular salary or wages, including overtime payments, and commission payments, but does not include discretionary and non-discretionary bonuses, or other irregular payments made by an employer to an employee.
     1.3 Committee. "Committee" shall mean the Administrative Committee appointed by the Board of Directors of Tyson to carry out the purposes of the Plan as set forth in Section 5.1 below.
     1.4 Effective Date. The "Effective Date" of the Plan as it relates to its extended term is October 1, 1989; however the Plan has been restated effective December 7, 1990 to reflect amendments made which were effective as of that date.
     1.5   Employer.  "Employer" means Tyson and all Participating
Affiliates.
     1.6 Full-Time Employee. "Full-time Employee" means any person (including a corporate officer) who is employed on a full-time basis in the regular service of Tyson or one of its Affiliates; provided, however, such term shall not include persons employed for temporary periods or for temporary jobs. For purposes of this Plan, full time basis shall mean regular employment of not less than 1,000 hours per calendar year.
     1.7 Leave of Absence. "Leave of Absence" means absence from the active service with Tyson or an Affiliate, with the permission of the Employer, by reason of illness, military service, or for any other reason as approved or allowed by the Employer's personnel policies. Such Leave of Absence will not terminate an employee's Service, provided he returns to active employment at the expiration of his leave in accordance with his Employer's policy with respect to permitted absences. An employee whose Service is terminated and who is subsequently re-employed by Tyson or an Affiliate will, for all purposes of the Plan, be considered a new employee as of the effective date of his re-employment.
     1.8 Pay Period, Payday. "Pay Period" means the interval of a time for which an employee regularly receives his compensation and "Payday" means the day on which the employee regularly receives his compensation for the Pay Period.
     1.9 Participating Affiliate. "Participating Affiliate" means an Affiliate which has adopted the Plan with the consent of the Board of Directors of Tyson. If an organization which is or has become an Affiliate ceases to be an Affiliate, such organization shall be deemed to have withdrawn from participation in the Plan.

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     1.10  Payroll Deduction Agreement.  The "Payroll Deduction Agreement"
shall be in a form specified by the Committee, shall direct the employee's Employer to withhold from his paycheck a specified dollar amount or a specified percentage of his Base Earnings to be used for the purchase of Stock under this Plan, and shall list the participating employee's mailing address and social security number.
    1.11 Prevailing Market Price. The term "Prevailing Market Price" shall mean:
          (a)  the actual purchase price if purchased in the open market;
or
          (b)  if treasury shares are purchased:
               (i) if the Stock is not at the time listed or admitted to trading on a stock exchange or in the over-the-counter market under the National Association of Securities Dealers, Inc. Automated Quotation
System ("NASDAQ"), the Prevailing Market Price shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by Tyson and regularly reporting the market price of the Stock in such market; or
              (ii) If the Stock is at the time listed or admitted to trading in the over-the-counter market under NASDAQ or on any stock exchange, then the Prevailing Market Price shall be the reported closing sale price of the Stock on the date in question on NASDAQ or on the principal exchange on which the Stock is then listed or admitted to trading, as the case may be. If no reported sale of Stock takes place on the date in question, then the reported closing asked price of the Stock on such date shall be determinative of Prevailing Market Price.

     1.12 Service. "Service" means that period of continuous uninterrupted employment with Tyson or any one or more of its Affiliates, from the employee's first day of employment until his date of termination of employment with all Affiliates. However, in the case of an Affiliate which has been acquired by Tyson through the acquisition of substantially all of the assets or all of the stock of the Affiliate, Service only shall include employment subsequent to the later of (i) Tyson's consummation of the acquisition the Affiliate or (ii) the date on which such Affiliate is designated as a Participating Affiliate. Service with two or more Affiliates during consecutive periods shall be considered continuous service with one Affiliate.
    1.13 Stock. All references herein to "Stock" shall mean shares of Class A Common Stock of Tyson.
     1.14 Termination of Service. "Termination of Service" means any absence from the employment of Tyson or any Affiliate (including, but not limited to, absences by reason of discharge or resignation) which is not deemed a Leave of Absence as defined herein.

                                ARTICLE II
                        Eligibility to Participate

     2.1 Eligibility. Except as provided below, each Full-Time Employee of Tyson or of a Participating Affiliate who has completed sixty (60) days of Service shall be eligible to participate in the Plan commencing on the first Payday thereafter. However, any employee who is a member of a collective bargaining unit and who is covered by a collective bargaining agreement which does not provide for coverage of such employee under this Plan shall not be eligible to participate in this Plan.

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                                ARTICLE III
                 Employee Participation and Contributions

     3.1 Voluntary, Non-Discriminatory Plan. Participation in this Plan shall be voluntary and all employees who participate in the Plan shall have the same rights and privileges under the Plan.
     3.2 How an Employee Elects to Participate. Except as provided in Sections 3.8 and 4.2 below, an eligible employee may elect to participate in the Plan by executing a "Payroll Deduction Agreement" (within the time period prescribed by the Committee) prior to the Payday on which the employee will begin participation. By signing a Payroll Deduction Agreement an employee will indicate his acceptance of the terms of this Plan.
      3.3 Limits on Contribution. The minimum payroll deduction shall be one dollar ($1.00) per week and the maximum shall be twenty-five dollars ($25.00) per week, as the employee shall elect, or, in the alternative, the minimum payroll deduction shall be 1% of Base Earnings and the maximum shall be 10% of Base Earnings. At such times as permitted by the Committee, an employee may increase or decrease his contribution under the Plan by any multiple of one dollar or one percent; however, no employee may contribute, in any one year, more than 10% of his Base Earnings or, if he elects a payroll deduction of a specific dollar amount, $25.00 per week.
     3.4 Voluntary Withdrawal from the Plan. An employee who remains employed by an Employer may withdraw from the Plan by submitting a signed written notice of cancellation of his Payroll Deduction Agreement to his personnel department (within the time period prescribed by the Committee) prior to the Payday for which cancellation is to be effective. Any employee who so withdraws from the Plan shall be ineligible to renew his participation for a period of six months from the date of cancellation of his payroll deduction and will be entitled to withdraw his Stock from the Plan only in accordance with Section 6.2.
     3.5 Termination of Service Means Withdrawal from Plan. Upon an employee's Termination of Service (as defined above), the employee will be deemed to have withdrawn from the Plan as of the date of his Termination of Service.
     3.6 Effect of Employee's Withdrawal from Plan. On and after the effective date of an employee's withdrawal from the Plan, no further contribution under the Plan shall be permitted by or made for the employee, except as may be provided pursuant to Sections 3.8 and 4.2 below.
     3.7 Distributions from Plan Upon Termination of Service. Upon a participating employee's Termination of Service for any reason, the Committee shall obtain a share certificate representing the number of shares of Stock to which the employee is entitled and shall send the share certificate and a check for the sum of uninvested funds held to the credit of such employee, by ordinary mail, to the address indicated on the employee's Payroll Deduction Agreement, or otherwise to the employee's mailing address last known to his Employer. Upon the death of a participating employee and upon receipt by the Employer of proof of identity and existence at the participating employee's death of a beneficiary validly designated by him under the Plan, the Committee shall obtain and forward the share certificate and check for uninvested funds in the manner provided above to such beneficiary. In the event of the death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participating employee's death, the committee shall obtain and forward such share certificate and check for uninvested funds to the executor or administrator of the estate of the participating employee, or if no such executor or

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administrator has been appointed (to the knowledge of the Committee) the
Committee, in its discretion, may deliver such share certificate and check to the spouse, if any, or otherwise equally to the surviving children of the participating employee. No beneficiary shall, prior to the death of the participating employee by whom he has been designated, acquire any interest in the Tyson Stock or cash credited the participating employee under the Plan.
     3.8 Optional Employee Stock Contribution. Whether or not an eligible employee elects to participate in the Plan in the manner provided in
Section 3.2 above, any eligible employee who received shares of Stock on or after December 1, 1989 as a stock bonus from Tyson may contribute all (but not less than all) of such shares to the Plan on or before December 31, 1991 and thereafter participate in the Plan. Also, the Committee shall have the authority to permit from time to time contributions by eligible employees of other shares of Stock, regardless of when and how acquired by such employees. Such contributions shall be made in the manner prescribed by the Committee. Contributed shares shall be held for the account of the contributing participant (or combined with any existing account of the participant) and administered pursuant to all provisions of the Plan. All of such contributed shares at all times shall remain the property of the contributing employee and shall remain subject to any legal or contractual restrictions to which the shares may have been subject at the time of the contribution.

                                ARTICLE IV
                          Employer Contributions

    4.1 Employer Matching Contributions. Participants in the Plan who have completed at least one year of Service (as defined above) with Tyson or a Participating Affiliate shall be entitled to Employer matching contributions, determined as follows: (i) if shares are purchased in the open market pursuant to the Plan, Tyson shall contribute a cash amount equal to one-third (1/3) of the purchase price; and (ii) if treasury shares are purchased, then the participating employees' purchase price for such shares shall be two-thirds (2/3) of the Prevailing Market Price for such shares on the date of purchase. Contributions made pursuant to this
Section 4.1 shall match only the employee contributions made pursuant to
Section 3.2 above.
     4.2 Employer Discretionary Non-matching Contributions. In addition to Employer matching contributions made pursuant to Section 4.1, Tyson, in the sole discretion of its Board of Directors, may from time to time make non-matching contributions of cash or shares of Tyson Stock to the Plan for allocation to certain participants in the Plan or to certain other eligible employees who are not enrolled in the Plan. Such contributed shares shall be held for the account of the participant (or combined with any existing account of the participant) and administered pursuant to all provisions of the Plan. If directed by the Board of Directors of Tyson, the Committee shall cause shares of Stock purchased with such discretionary contributions to bear appropriate legends referring to the terms, conditions and restrictions, if any, applicable to such contributions or necessary to permit Tyson to comply with all applicable state and federal securities laws. All of such contributed shares at all times shall remain the property of the contributing employee and shall remain subject to any legal or contractual restrictions to which the shares may have been subject at the time of the contribution.



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                                 ARTICLE V
                        Administration of the Plan

     5.1 Administrative Committee. To carry out the purposes of the Plan, the Board of Directors shall appoint an Administrative Committee (the "Committee") consisting of not less than three members who may be officers and/or directors of Tyson. The Board may remove members from or add members to the Committee at any time, within its discretion, and may fill vacancies on the Committee. An individual member of the Committee may not participate in any decision exclusively affecting his own participation in the Plan. The Committee shall select one of its members as Chairman, and shall holdmeetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; to construe and interpret the Plan, the rules and regulations; and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received form any such counsel or consultant and any computation received for any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any awards granted hereunder. The Committee, in its sole discretion, may delegate all or any portion of its duties hereunder to other individuals or entities.
     5.2 Employer Contributions of Cash and Dividends. Each Employer shall remit the funds deducted from payrolls under this Plan, plus any Employer contributions of cash and dividends received on Stock held by the Plan, to the brokerage firm or firms designated by the Committee.
     5.3 Investment in Tyson Stock. As soon as practicable after receipt of funds remitted under the Plan, the Committee orits designated representative shall purchase on behalf of the Plan participants shares of the Class A Common Stock of Tyson either directly from Tyson or in the open market at Prevailing Market Prices. The Committee shall purchase the maximum number of shares purchasable with such funds. Such shares shall be purchased on an aggregate basis rather than on a per employee basis. The number of shares to be purchased is to be determined by the aggregate amount of funds available to buy a whole share or multiple thereof. While no fractional shares will be acquired or distributed, a participating employee's interest in the Plan will be accounted for to include, and will reflect, the fractional share, if any, which could have been acquired with the funds allocable to him if fractional shares were purchased.
     5.4 No Interest to be Paid. During the interim between receipt of the funds and purchase of the shares, no interest will be paid to participating employees.
     5.5 Dividends to be Used to Purchase Additional Shares. All cash dividends received with respect to shares registered in the name of the brokerage firm shall be used by it to purchase additional shares for participating employees in proportion to their specified interest in the shares upon which the dividends were paid. Stock dividends, warrants and

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rights of any kind received with respect to such shares shall be held and distributed in the manner provided in Sections 3.7 or 6.2, herein, as applicable. Provided, however, that the Committee, in its sole discretion, may elect to pay dividends received which are attributable to stock allocable to employees who have withdrawn from the Plan (pursuant to Section 3.4 above) directly to such employees on an annual basis.
     5.6 Shares Held in Broker's Name Not Transferable. An employee's undivided interest in the shares registered in the name of the broker may not be assigned, sold, pledged or alienated except by testate or intestate succession. In addition, such undivided interest may not be encumbered by lien or security interest of any kind and shall not be liable for the debts of the employee or subject to attachment, or to any judgment rendered against the employee or to the process of any court in aid or execution of any judgment so rendered.
     5.7 Voting Rights. The Committee shall have the power to vote all shares held in the name of the broker in any and all matters which shall be the subject of the vote for the shareholders. In connection with any such vote, the proxies' beneficial owners of such shares shall be solicited and the Committee shall cast its votes in accordance with such proxies.
     5.8 Costs of the Plan. The costs of maintaining records and executing transfers under the Plan shall be paid by Tyson or allocated to and paid by Participating Affiliates, as the Board of Directors of Tyson may direct.
     5.9 Brokerage Costs. Brokerage expenses incurred in the purchase of shares shall be included as part of the cost of shares to participating employees.
     5.10 Indemnification. Neither Tyson, the Committee and its delegates, nor any broker through whom purchase orders are executed pursuant to this Plan shall have any responsibility or liability for any action or determination in good faith including, without limiting the generality of the foregoing, any action with respect to price, time, quantity or other conditions and circumstances of the purchase of shares under the terms of the Plan. Tyson shall indemnify and hold harmless any officer, employee, agent, delegee or representative who incurs damage or loss, including the expense of defense thereof, in connection with the performance of the duties specified herein.

                                ARTICLE VI
            Monthly Reports and Delivery of Share Certificates

     6.1 Monthly Reports. The Committee shall make monthly reports to each participating employee, specifying the status of his interest in the Plan.
     6.2 Delivery of Share Certificates. Shares purchased from contributions made by participating employees and shares purchased from contributions made by Tyson will be issued to participating employees (I) only in increments of ten (10) shares from either of such accounts, and
(ii) only upon receipt by the Committee of a written request from the participating employee, setting forth the amount of shares requested to be issued and indicating from which of the employee's accounts the shares are to be issued. Requests for distributions of Stock purchased from contributions made by participating employees will be limited to four times per calendar year, and except as restricted above, the employee may request an amount to be issued up to the appropriate amount set forth on the employee's last quarterly statement from the Plan. Requests for distributions of Stock purchased from Employer contributions and dividends will be limited to four times per calendar year, and except as restricted

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above, a participating employee may request in any one calendar year an amount not to exceed the shares purchased from the Employer's contributions and dividends as of the December 31 report from the immediately preceding calendar year.

                          ARTICLE VII
             Amendment and Termination of the Plan

The Tyson Board of Directors or its delegate may, at any time and in its discretion, alter, amend, suspend or terminate the Plan or any part thereof; provided, however, that (i) the Board shall be required to obtain stockholder approval for any amendment to the Plan where such approval is necessary to maintain qualification of the Plan under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or to comply with the rules and regulations of any applicable stock exchange or self-regulatory organization, (ii) the Board shall not amend the provisions of Sections 3.3 and 4.1 of the Plan more than once in any six-month period and (iii) the Plan shall terminate automatically on March 31, 2000. Notice of any amendment, suspension or termination of the Plan, in whole or in part, shall be given to each participating employee as soon as practicable after such action is taken.

                               ARTICLE VIII
                     Adjustments Upon Changes in Stock

     If any change is made in the stock subject to the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the maximum number of shares subject to the Plan and the number of shares and price per share of Stock subject to outstanding rights under the Plan shall be adjusted automatically to reflect such change.
     In the event of (1) a dissolution or liquidation of Tyson, (2) a merger or a consolidation in which Tyson is not the surviving corporation, or a reverse merger in which Tyson is the surviving corporation but the shares of Tyson's Common Stock by virtue of the merger are converted into other property, whether in the form of securities, cash or otherwise; or
(3) any other capital reorganization in which more than 50% of the Shares of Tyson entitled to vote are exchanged, the Plan shall terminate, unless determines in its discretion that the Plan shall nevertheless continue in full force and effect. If the Committee elects to terminate the Plan, the Committee shall send to each participating employee a stock certificate representing the number of whole shares to which the employee is entitled. In addition, the Committee shall send checks drawn on the Plan's account to each participating employee in an amount equal to the sum of the uninvested funds held to the credit of each employee under the Plan, in the manner provided in Section 3.7 above.
     The grant of any right to an employee pursuant to the Plan shall not affect in any way the right or power of Tyson to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.






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                                ARTICLE IX
                         Miscellaneous Provisions

     9.1 No Contract of Employment Intended. The granting of any right to an employee, pursuant to this Plan, shall not constitute an agreement or understanding, express or implied, on the part of Tyson or any Affiliate, to employ such employee for any specified period.
     9.2 Financial Information Available. If required by law, the offered shares of Tyson shall be registered under the Securities Act of 1933 on Form S-8, or such other form as shall be specified by the Securities and Exchange Commission, and Tyson shall deliver to each employee participating in the Plan a copy of the prospectus or such other information as may be required from time to time as required.
     9.3 Governing Law. The construction, validity, and operation of this Plan shall be governed by the laws of the State of Arkansas.
     9.4 Rules of Construction. Throughout this Plan, the masculine includes the feminine, and the singular and the plural, and vice versa, where applicable.
    9.5 Plan Year. The Plan's plan year and fiscal year shall end on March 31 of each year.
     9.6 Designation of Beneficiary. A participating employee may file a written designation of a beneficiary who is to receive any Stock and/or cash. Such designation of a beneficiary may be changed by the participating employee at any time in writing delivered to his Employer.


































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                       TYSON FOODS, INC.
                              By:
                       TYSON FOODS, INC.

                  EMPLOYEE STOCK PURCHASE PLAN

                       TABLE OF CONTENTS


     PURPOSE OF THE PLAN                                   1
                           ARTICLE I
                          DEFINITIONS

1.1  Affiliate                                             1
1.2  Base Earnings                                         1
1.3  Committee                                             1
1.4  Effective Date                                        2
1.5  Employer                                              2
1.6  Full-Time Employee                                    2
1.7  Leave of Absence                                      2
1.8  Pay Period, Payday                                    2
1.9  Participating Affiliate                               2
1.10 Payroll Deduction Agreement                           3
1.11 Prevailing Market Price                               3
1.12 Service                                               3
1.13 Stock                                                 4
1.14 Termination of Service                                4

                                ARTICLE II
                        ELIGIBILITY TO PARTICIPATE

2.1  Eligibility                                           4
                                ARTICLE III
                  EMPLOYEE PARTICIPATION AND CONTRIBUTION

3.1  Voluntary, Non-Discriminatory Plan                    5
3.2  How an Employee Elects to Participate                 5
3.3  Limits on Contribution                                5
3.4  Voluntary Withdrawal from the Plan                    5
3.5  Termination of Service Means Withdrawal from Plan     6
3.6  Effect of Employee's Withdrawal from Plan             6
3.7  Distributions from Plan Upon Termination of Service   6
3.8  Optional Employee Stock Contribution                  7

                                ARTICLE IV
                          EMPLOYER CONTRIBUTIONS

4.1  Employer Matching Contributions                       8
4.2  Employer Discretionary Non-Matching Contributions     8

                                 ARTICLE V
                        ADMINISTRATION OF THE PLAN

5.1  Administrative Committee                              9
5.2  Employer Contributions of Cash and Dividends         10

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5.3  Investment in Tyson Stock                            10
5.4  No Interest to be Paid                               11
5.5  Dividends to be Used to Purchase Additional Shares   11
5.6  Shares Held in Broker's Name Not Transferable        11
5.7  Voting Rights                                        11
5.8  Costs of the Plan                                    12
5.9  Brokerage Costs                                      12
5.10 Indemnification                                      12

                                ARTICLE VI
             MONTHLY REPORTS AND DELIVERY OF SHARE CERTIFICATE

6.1  Monthly Reports                                      12
6.2  Delivery of Share Certificates                       12

                                ARTICLE VII
                  AMENDMENT AND TERMINATION OF THE PLAN   13

                               ARTICLE VIII
                   ADJUSTMENTS UPON CHANGES IN STOCK      14

                                ARTICLE IX
                         MISCELLANEOUS PROVISIONS

9.1  No Contract of Employment Intended                   15
9.2  Financial Information Available                      15
9.3  Governing Law                                        15
9.4  Rules of Construction                                15
9.5  Plan Year                                            16
9.6  Designation of Beneficiary                           16




























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                              AMENDMENT NO. 1

                                  TO THE

              TYSON FOODS, INC. EMPLOYEE STOCK PURCHASE PLAN


     Effective April 1, 1996, the Plan is amended as follows:
      (1) Section 4.1 of the Plan is amended by deleting that section in its entirety and substituting therefor the following new language:
     "4.1 Employer Matching Contributions.
      (a) Participants in the Plan who have completed at least one year of Service (as defined above) with Tyson or a Participating
Affiliate shall be entitled to Employer matching contributions as determined in subsections (c) and (d) of this section;
      (b) Contributions made pursuant to this Section 4.1 shall match only the employee contributions made pursuant to Section 3.2 above;
      (c) Participants determined to be (x) 'Highly Compensated Employees' on April 1, 1996 and thereafter on January 1 of each subsequent calendar year under the provisions of the 'Retirement Savings Plan of Tyson Foods, Inc.' or (y) 'executive officers' as defined by Rule 16a of the Securities Exchange Act of 1934, as amended, and who otherwise are entitled to matching contributions under this Plan shall have such contributions determined as follows:
         (i) If shares are purchased in the open market pursuant to the Plan, Tyson shall contribute a cash amount equal to one-third (1/3) of the purchase price; and
         (ii) If treasury shares are purchased, then the participating employees' purchase price for such shares shall be two-thirds (2/3) of the Prevailing Marketing Price for such shares on the date of purchase;
      (d) All other Participants hereunder who are entitled to Employer Matching Contributions shall have them determined as follows:
         (i) Such matching contributions shall be equal to 50% of all amounts deferred by such Participants under Section 3.2 of the Plan on and after April 1, 1996;
               and
         (ii) Within ten days after the end of each month in which such deferrals are made, Tyson shall make such matching contributions directly to the 'Stock Match Accounts' established for such Participants under the 'Retirement Savings Plan of Tyson Foods, Inc.', with such amounts to be administered and distributed pursuant to the related terms of such plan."
      (2) Section 6.1 is amended by deleting that section in its entirety and substituting therefor the following new language:
"6.1 Quarterly Reports. The Committee shall make quarterly reports to each participating employee, specifying the status of his interest in the Plan through the last day of each calendar quarter."
      (3) Section 6.2 is amended by deleting that section in its entirety and substituting therefor the following new language:
     "6.2 Delivery of Share Certificates.
      (a) On or after April 1, 1996, participating employees may request that any or all of the shares of Stock purchased in their accounts through March 31, 1996, whether such Shares were purchased from contributions made by such Participant, from contributions made by Tyson or from dividends received by the Plan, be issued and distributed to such participating employees;


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      (b)  All shares of Stock purchased on or after April 1, 1996 from contributions made by participating employees, contributions made by Tyson or dividends received by the Plan, will be issued to participating employees pursuant to the following rules:
          (i) Only in increments of ten (10) shares from either of such accounts;
          (ii) Only upon receipt by the Committee of a written request from the participating employee setting forth the amount of shares requested to be issued;
          (iii) Distributions of Stock will be limited to four times per calendar year, and will be made as soon as administratively feasible following the last day of the calendar quarter in which the request was made;
          (iv) Distributions of Stock purchased from contributions made by participating employees may not exceed the amount of such Stock set forth on their last quarterly statement;
          (v) Distributions of Stock purchased from Employer contributions and dividends may not exceed the amount of such Stock set forth on their last quarterly report from the immediately preceding calendar year;
          (vi) The order in which shares of Stock are withdrawn from an employee's separate accounts shall be determined pursuant to rules and regulations to be adopted by the Committee."
      (4) Section 9.5 is amended by deleting that section in its entirety and substituting therefor the following new language:
"9.5 Plan Year. The Plan's Plan Year and Fiscal Year shall end on December 31 of each year."































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

                              AMENDMENT NO. 2

                                  TO THE

              TYSON FOODS, INC. EMPLOYEE STOCK PURCHASE PLAN


      (1) Effective April 1, 1996, Section 1.12 of the Plan is amended by adding the following sentence at the end thereof, to-wit:
"Notwithstanding the above, Service also shall include employment with Culinary Foods, Inc. prior to its becoming a Participating Affiliate."
      (2) Effective April 1, 1996, Section 4.1 of the Plan [as added by Amendment No. 1] is amended by deleting the language of subsection (c) in its entirety and substituting therefor the following new language:
"(c) Participants determined to be (x) 'eligible employees' on April 1, 1996 and thereafter on January 1 of each subsequent calendar year under the provisions of the 'Executive Savings Plan of Tyson Foods, Inc.' or (y) 'executive officers' as defined by Rule 16a-1 of the Securities Exchange Act of 1934, as amended, and who otherwise are entitled to matching contributions under this Plan shall have such contributions determined as follows:
      (i) If shares are purchased in the open market pursuant to the Plan, Tyson shall contribute a cash amount equal to one-third (1/3) of the purchase price; and
      (ii) If treasury shares are purchased, then the participating employees' purchase price for such shares shall be two-thirds (2/3) of the Prevailing Marketing Price for such shares on the date of purchase."






























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